Item 77C
Morgan Stanley California Tax-Free Daily Income Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006 to permit
further solicitation of proxies. The meeting was held on
August 23, 2006 and the voting results with respect to these proposals were as follows:

(1) Election of Trustees:

                                      For    Withhol  Absta    BNV*
                                                d       in
Frank L. Bowman...................  84,585,0  8,209,0      0       0
                                          45       10
Kathleen A.                         84,177,6  8,616,3      0       0
Dennis....................                85       71
James F.                            84,095,8  8,698,2      0       0
Higgins.....................              43       13
Joseph J.                           84,126,3  8,667,6      0       0
Kearns.....................               93       63
Michael F.                          84,533,7  8,260,3      0       0
Klein......................               53       03
W. Allen                            84,580,8  8,213,2      0       0
Reed......................                26       29
Fergus                              84,997,4  7,796,5      0       0
Reid........................              97       59

(2) Elimination of certain fundamental investment
restrictions:

                                        For    Against  Abstain   BNV*
Elimination of the fundamental        80,840,5  7,463,3  4,490,1     0
policy restricting the Fund's               28       68       59
ability to pledge
assets..........................
Elimination of the fundamental        80,157,7  8,107,9  4,528,3     0
policy restricting purchases of             78       58       20
securities on
margin.............................
Elimination of the fundamental        80,382,9  8,107,9  4,303,0     0
policy prohibiting investments in           73       90       93
oil, gas, and other types of
minerals or mineral leases.........
Elimination of the fundamental        81,971,2  5,765,9  5,056,8     0
policy prohibiting or restricting           90       56       09
the purchase of securities of
issuers in which Directors or
Officers have an
interest............................
Elimination of the fundamental        82,538,3  5,517,7  4,738,0     0
policy prohibiting investments for          10       41       04
purposes of exercising
control....................
Elimination of the fundamental        81,346,8  5,955,3  5,491,8     0
policy prohibiting the purchase of          59       26       70
common stocks and other
instruments.................

(3) Modify certain fundamental investment restrictions for:

                                       For     Against  Abstain  BNV*
Modify fundamental policy regarding  81,185,5  6,367,8  5,240,7      0
diversification............                34       04       18
Modify fundamental policy regarding  80,752,8  6,892,4  5,148,8      0
borrowing money......                      02       28       26
Modify fundamental policy regarding  80,959,1  7,614,9  4,219,9      0
loans..............                        47       27       81
Modify fundamental policy regarding  81,660,2  6,815,6  4,318,1      0
investment in commodities, commodity       44       38       73
contracts and futures
contracts................
Modify fundamental policy regarding  81,128,0  6,204,6  5,461,4      0
issuance of senior securities..            38       16       01

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                       For     Against  Abstain  BNV*
Reclassification as non-fundamental  80,732,8  7,276,4  4,784,7      0
the fundamental policy regarding the       72       41       42
short sale of
securities....................
Reclassification as non-fundamental  80,999,9  6,597,5  5,196,5      0
the fundamental policy prohibiting         60       01       95
investments in other investment
companies.............
Reclassification as non-fundamental  81,462,0  6,954,5  4,377,3      0
the fundamental policy on the              92       80       84
purchase or sale of puts, calls, and
combinations thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.